EXHIBIT 99.1

Daybreak Settles $12.6 Million Debt with its Primary Lender

SPOKANE VALLEY, Washington, January 3, 2019 -- Daybreak Oil and Gas, Inc. (OTC PINK: DBRM) (“Daybreak” or the “Company”), a Washington corporation, is pleased to announce that it finalized an agreement to settle all of its outstanding indebtedness under the existing credit facility with Maximilian Resources, LLC (“Maximilian”) through the payment of $700,000 on December 27, 2018 which will eliminate approximately $12.6 million in debt from its Balance Sheet.  The Company also acquired an additional 40% working interest in Daybreak’s Michigan Project along with a note receivable from its Michigan Project partner that was held by Maximilian.  Daybreak now owns a 70% working interest in its Michigan Project.  Furthermore, all encumbrances have been removed from all of the Company’s leases in California and Michigan.  The effects of this transaction will be reflected on the Company’s financial statements at February 28, 2019.

The $700,000 paid to Maximilian was obtained from private investors by selling a Production Payment from future wells to be drilled in California and Michigan.  The Company intends to raise an additional $600,000 to drill new wells in California and Michigan.  No additional debt was created from this Production Payment sale.

James F. Westmoreland, President, and Chief Executive Officer, stated, “This transaction is obviously a significant event for the Company and its Shareholders.  By eliminating approximately $12.6 million in debt from our Balance Sheet, we have created an opportunity for new avenues of growth by the Company.”

Daybreak Oil and Gas, Inc. is an independent crude oil and natural gas company currently engaged in the exploration, development and production of onshore crude oil and natural gas in the United States.  The Company is headquartered in Spokane Valley, Washington with an operations office in Friendswood, Texas.  Daybreak owns a 3-D seismic survey that encompasses 20,000 acres over approximately 32 square miles with approximately 3,700 acres under lease in the San Joaquin Valley of California.  The Company operates production from 20 oil wells in our East Slopes project area in Kern County, California.  Daybreak now owns a 70% working interest in 1,400 acres in the Michigan Basin where we have two shallow crude oil prospects.

More information about Daybreak Oil and Gas, Inc. can be found at www.daybreakoilandgas.com.

Contact:

Ed Capko Telephone: 815-942-2581

Investor Relations Email: edc@daybreakoilandgas.com

Certain statements contained in this press release constitute “forward-looking statements” as defined by the Securities and Exchange Commission.  Such statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof.  These forward-looking statements are based on our current expectations, assumptions, estimates and projections for the future of our business and our industry and are not statements of historical fact.  Such forward-looking statements include, but are not limited to, statements about our expectations regarding our financing, our future operating results, our future capital expenditures, our expansion and growth of operations and our future investments in and acquisitions of crude oil and natural gas properties.  We have based these forward-looking statements on assumptions and analyses made in light of our experience and our perception of historical trends, current conditions, and expected future developments.  However, you should be aware that these forward-looking statements are only our predictions and we cannot guarantee any such outcomes.  Future events and actual results may differ materially from the results set forth in or implied in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general economic and business conditions; exposure to market risks in our financial instruments; fluctuations in worldwide prices and demand for crude oil and natural gas; fluctuations in the levels of our crude oil and natural gas exploration and development activities; our ability to find, acquire and develop crude oil and natural gas properties, including the ability to develop the East Slopes Project and Michigan prospects; risks associated with crude oil and natural gas exploration and development activities; competition for raw materials and customers in the crude oil and natural gas industry; technological changes and developments in the crude oil and natural gas industry; legislative and regulatory uncertainties, including proposed changes to federal tax law and climate change legislation, and potential environmental liabilities; our ability to continue as a going concern; and our ability to secure additional capital to fund operations.  Additional factors that may affect future results are contained in our filings with the Securities and Exchange Commission (“SEC”) and are available at the SEC’s web site http://www.sec.gov.  Daybreak Oil and Gas, Inc. disclaims any obligation to update and revise statements contained in this press release based on new information or otherwise.